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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                                UBIQUITEL INC.
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            (Exact name of registrant as specified in its charter)

                DELAWARE                              23-3017909
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        (State of Incorporation                    (I.R.S. Employer
            or Organization)                      Identification No.)

        1 BALA PLAZA, SUITE 402,
        BALA CYNWYD, PENNSYLVANIA                        19004
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 (Address of principal executive offices)              (Zip Code)

If this form relates to the              If this form relates to the
registration of a class of securities    registration of a class of securities
pursuant to Section12(b) of the          pursuant to Section12(g) of the
Exchange Act and is effective            Exchange Act and is effective
pursuant to General Instruction          pursuant to General Instruction
A.(c), please check the following        A.(d), please check the following
box. / /                                 box. /X/

Securities Act registration statement file number to which this form relates:
333-32236
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Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                 Name of Each Exchange on Which
          to be so Registered                 Each Class is to be Registered
---------------------------------------  ---------------------------------------
            NOT APPLICABLE                            NOT APPLICABLE

Securities to be registered pursuant to Section 12(g) of the Act:

                        COMMON STOCK, $0.0005 PAR VALUE
                        -------------------------------
                                (Title of Class)

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        The description of the securities required by this item is contained in the Registrant's registration statement on Form S-1, No. 333-32236, as amended (the "Registration Statement"), filed with the Commission on March 10, 2000, and is incorporated by reference to the prospectus which forms a part of the Registration Statement. See "Description of Capital Stock."

ITEM 2. EXHIBITS.
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
           3.1* Amended and Restated Certificate of Incorporation of UbiquiTel Inc.

           3.2*    Amended and Restated Bylaws of UbiquiTel Inc.

          10.1*+ Sprint PCS Management Agreement, as amended, dated as of October 15, 1998 by and between Sprint Spectrum, LP, WirelessCo, LP and UbiquiTel, LLC.

          10.11* Amended and Restated Consent and Agreement dated as of April 5, 2000 by and between Sprint Spectrum, LP, Sprint Communications Company, LP, WirelessCo, LP, Cox Communications PCS, LP, Cox PCS License, LLC and Paribas.

          10.18* Credit Agreement dated as of March 31, 2000 by and between UbiquiTel Inc., UbiquiTel Operating Company, the financial institutions party thereto from time to time and Paribas.

          10.20* Indenture dated as of April 11, 2000 between UbiquiTel Operating Company, UbiquiTel Inc. and American Stock Transfer & Trust Company.
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*Incorporated herein by reference to the exhibits of the same number in the
Registration Statement.

+Confidential treatment has been granted for portions of this document.


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                                    SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        UBIQUITEL INC.


                                        By: /s/ Donald A. Harris
                                           -------------------------------------
                                                Donald A. Harris
                                           President and Chief Executive Officer


Dated:  June 6, 2000


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